EXHIBIT 99.1

Anika Completes Divestiture of Parcus Medical

Execution of Previously Announced Plan Sharpens Focus on Hyaluronic Acid-Driven OA Pain Management and High Growth Regenerative Solutions Portfolio

BEDFORD, Mass., March 07, 2025 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global leader in the Osteoarthritis Pain Management and Regenerative Solutions space focused on early intervention orthopedics, today announced the completion of the previously announced planned divestiture of its Parcus Medical business.

Management Commentary
“The sale of Parcus marks a critical step forward as we achieve the goals of our previously announced strategic review. We are better positioned than ever to fully focus on our core hyaluronic acid technology and advance our differentiated and growing Regenerative Solutions portfolio.” said Cheryl R. Blanchard, Ph.D., President and Chief Executive Officer of Anika Therapeutics.

Parcus Medical Sale Completed
The sale of Parcus Medical to Medacta Group SA closed today, March 7, 2025 for an undisclosed amount. The sale was completed with total cash consideration received at closing, subject to customary post-closing adjustments. Anika and Medacta have agreed to work together to ensure a smooth post-close transition of the business for employees, distributor agents, surgeon customers and the patients they serve.

Advisors
Goodwin Procter served as legal counsel and Piper Sandler acted as exclusive financial advisor to Anika with respect to the sale of Parcus Medical.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global leader in the Osteoarthritis Pain Management and Regenerative Solutions space focused on early intervention orthopedics. Leveraging our core expertise in hyaluronic acid and implant solutions, we partner with clinicians to provide minimally invasive products that restore active living for people around the world. Our focus is on high opportunity spaces within orthopedics, including Osteoarthritis Pain Management and Regenerative Solutions, and our products are efficiently delivered in key sites of care, including ambulatory surgery centers. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS, and the Anika logo are trademarks of Anika Therapeutics, Inc. or its subsidiaries or are licensed to Anika Therapeutics, Inc. for its use.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including statements in Dr. Blanchard’s quote regarding our ability to advance our differentiated and growing Regenerative Solutions portfolio and our core hyaluronic acid (HA) technology. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries:
Anika Therapeutics, Inc.
Matt Hall, 781-457-9554
Director, Corporate Development and Investor Relations
investorrelations@anika.com